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                                                                   Exhibit 24(g)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director, officer or both, of The Guarantee Life Companies Inc., a Delaware corporation (the "Company"), hereby appoints each of Robert D. Bates, Richard A. Spellman and Paul D. Ochsner as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or director or both, of the Company, to sign a Registration Statement on Forms S-1 or S-3 and S-8 under the Securities Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of shares of the Company and to file the same, with all exhibits and any other documents in connection therewith, with the Securities and Exchange Commission and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of August, 1996.

                                             /s/ Bernard W. Reznicek
                                             ------------------------
                                             Bernard W. Reznicek
STATE OF NEBRASKA  )
                   ) SS
COUNTY OF DOUGLAS  )

     The undersigned, being a notary public for and in the above county and state do hereby state that before me appeared Bernard W. Reznicek, being personally known to me, who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

                                             /s/ Jeanine E. Almond
                                             ---------------------

My Commission Expires:

       4/21/99                          (SEAL)
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